Exhibit 99.1

EVOLVING SYSTEMS ANNOUNCES NAME CHANGE TO SYMBOLIC LOGIC, INC.

ENGLEWOOD, CO, April 14, 2022 — Evolving Systems, Inc. (NASDAQ: EVOL) today announced that the company will begin operating and trading under a new name and will be known as Symbolic Logic, Inc., such change to be executed immediately. The company will also concurrently change its trading symbol on the Nasdaq Capital Market to SYMB to reflect its new name.

This change reflects the previously announced sale of the former activation and marketing businesses to Partner One Capital which was concluded on December 31, 2021. The ‘Evolving Systems’ brand and trademarks were transferred with that sale, thus requiring a new operating name.

Our new listing symbol on the Nasdaq should be viewed in light of our recently disclosed intention to voluntarily delist from the Nasdaq as per our recent press release dated April 13, 2022 and 8-K dated April 14, 2022, and we only expect to trade on the Nasdaq under the new symbol until delisted.

For more information, please visit our website at www.symbl.com.

About Symbolic Logic

Symbolic Logic, Inc. (NASDAQ: SYMB) is a technology research and development organization currently pursuing multiple strategic market opportunities that leverage its history as a digital marketing and activation company previously serving over a billion customers. The company sold its two largest operating divisions in December 2021 and has entered a research and development phase. Founded in 1985, the Company has its headquarters in Englewood, Colorado.

CAUTIONARY STATEMENT

Certain statements in this communication constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by words such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “see,” “continue,” “could,” “can,” “may,” “will,” “likely,” “depend,” “should,” “would,” “plan,” “predict,” “target,” and similar expressions, and may include references to assumptions and relate to Evolving Systems’ future prospects, developments and business strategies. Except for the historical information contained herein, the matters discussed in this communication are forward-looking statements that involve risks and uncertainties that may cause Evolving Systems’ actual results to be materially different from such forward-looking statements and could materially adversely affect its business, financial condition, operating results and cash flows. These risks and uncertainties include the occurrence of any event, change or other circumstances that could give rise to the termination of the purchase agreements with Partner One; the failure to obtain the approval of Evolving Systems’ stockholders or required third party consents or the failure to satisfy any of the other closing conditions to the purchase agreements with Partner One; potential disruption of management’s attention from Evolving Systems’ ongoing business operations due to the transaction; the effect of the Partner One transaction on the ability of Evolving Systems to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally; general business conditions; changes in overall economic conditions that impact consumer spending; the impact of competition; and other factors which are often beyond the control of Evolving Systems, as well as other risks listed in Evolving Systems’ Form 10K filed April 11, 2022 with the Securities and Exchange Commission and risks and uncertainties not presently known to Evolving Systems or that Evolving Systems currently deems immaterial. Evolving Systems wishes to caution you that you should not place undue reliance on such forward-looking statements, which speak only as of the date on which they were made. Evolving Systems does not undertake any obligation to update forward-looking statements, except as required by law.

INVESTOR RELATIONS
EVOLVING SYSTEMS
+1 844-732-5898